Exhibit 10.2

EIGHTH AMENDMENT TO LICENSE AND SERVICES AGREEMENT

This Eighth Amendment to the License and Services Agreement Consulting Services Agreement (this “Eighth Amendment”) is made and entered into this 22nd day of August, 2022 (the “Eighth Amendment Effective Date”) by and between Axogen Corporation, a Delaware corporation (the “Licensee”), and Community Blood Center (d/b/a Community Tissue Services), an Ohio corporation (the “Licensor”).

WHEREAS, on or about August 6, 2015, the parties entered into that certain License and Services Agreement, as amended effective September 11, 2015 ("First Amendment"), May 12, 2017 ("Second Amendment"), May 19, 2017 ("Third Amendment"), February 22, 2019 ("Fourth Amendment"), June 1, 2019 ("Fifth Amendment"), April 22, 2020 ("Sixth Amendment"), and February 19, 2021 (“Seventh Amendment”) (collectively, the "Agreement"); and

WHEREAS, the parties desire to modify certain terms and conditions of the Agreement, as set forth herein and more particularly described below.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable considerations, the receipt and legal sufficiency of which are hereby acknowledged, Licensor and Licensee, intending to be legally bound agree as follows:

1.          Licensee shall provide Licensor at least 30 days prior notice of Licensee’s termination of its use of a Clean Room designated as a Licensed Space and added to Appendix A to the Agreement. As of the termination date listed in the notice of Licensee’s use of the Clean Room, Licensee shall cease to owe Licensor such additional fees as provided pursuant to Schedule II to the Agreement, for the additional Licensed Space. After Licensee has vacated all Licensed Space, Licensee shall no longer pay the License Fee as set forth in Schedule II.

2.           As of July 1, 2022, Section 12.03 (c) of the Agreement is hereby deleted in its entirety and replaced with the following:

(c)       Following expiration or termination of this Agreement, or Licensee’s use of a Clean Room, Licensee shall vacate and decommission to commercially reasonable standards the Dedicated Space, leave the Licensed Space in the same general order and condition as the Licensed Space on the Occupancy Date, except for reasonable wear and tear. Licensee shall after such termination or expiration (1) remove all of Licensee’s personal property and all other property and effects of Licensee and all persons claiming through or under Licensee from the Licensed Space and the Premises, and (2) remove all Equipment, if any, reasonable wear and tear excepted. Licensor shall provide Licensee with full access and the right to remove the foregoing property (including Equipment) from the Licensed Space following expiration or termination of this Agreement.

3.           As of the Eighth Amendment Effective Date, Section 2 of Schedule II of the Agreement shall be deleted in its entirety and replaced with the following:

Subject to permitted increases, Licensee shall pay the rate of (a) $300.48 per each batch of nerve tissue debrided at Licensor, (b)$1,120.04 per batch of nerve tissue processed at Licensor, (c) $150.00 per batch of birth tissue debrided at Licensor; and $1,500.00 per batch for birth tissue processed at Licensee. After Licensee has vacated all Licensed Space, Licensee shall continue to pay the rate of $1500.00 per batch of nerve tissue and birth tissue, which includes the cleaning and sterilization of supplies. All other references to tissue in this Agreement shall include both nerve tissue and birth tissue.

4.          As of the Eighth Amendment Effective Date, Schedule I of the Agreement shall be amended to include the following Support Services, subject to the Fees set forth under Section 2 of Schedule II of the Agreement as herein amended:

Licensor will provide cleaning and sterilization services of supplies for Product processed at Licensee. Licensee will deliver to Licensor all supplies for sterilization by Licensor. Upon completion of the sterilization, Licensee will pick up the sterilized supplies from Licensor.

5.          To the extent hereinabove amended, all other terms and conditions of the Agreement shall remain in full force and effect. Capitalized terms used but not otherwise defined herein (if any) shall have the same meaning as set forth in the Agreement.

6.          This Eighth Amendment together with the Agreement, constitutes the final, complete, and exclusive agreement between the parties pertaining to the subject matter contained therein, and supersedes all prior understandings or agreements of the parties.

7.          This Eighth Amendment may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Electronic and PDF signatures shall be deemed binding

IN WITNESS WHEREOF, the parties hereto have duly executed this Eighth Amendment as of the Eighth Amendment Effective Date.

AXOGEN CORPORATION		COMMUNITY BLOOD CENTER D/B/A COMMUNITY TISSUE SERVICES

By:	/s/ Peter J. Mariani	By:	/s/ Diane Wilson

Name:	Peter J. Mariani	Name:	Diane Wilson

Title:	Executive Vice President and Chief Financial Officer	Title:	Executive Vice President/Chief Operating Officer